EXHIBIT 4.1



Interactive Data

FINANCIAL TIMES

100 William Street
New York, NY 10038 USA

Tel: (212) 269-6300
Fax: (212) 771-6929

                                 July 19, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


              Re: Van Kampen Focus Portfolios Insured Income Trust,
                     Series 82 and Series 83 (Intermediate)
      (A Unit Investment Trust) Registered Under the Securities Act of 1933
                               File No. 333-65032

Gentlemen:
         We have examined the Registration Statement for the above captioned Fund. We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Financial Times Information, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                    Steven Miano
                                           Director Fixed Income Data Operations